Exhibit 6.4

Amendment to the Limited Partnership Agreement of

MogulREIT II Operating Partnership, LP

This AMENDMENT (this “Amendment”) TO THE LIMITED PARTNERSHIP AGREEMENT (the “Agreement”) OF MOGULREIT II OPERATING PARTNERSHIP, LP (the “Partnership”), effective as of the 8th of December 2021, is entered into by and among REALTYMOGUL APARTMENT GROWTH REIT, Inc. (formerly known as MOGULREIT II, INC.), a Maryland corporation (the “General Partner”) and MR II OP, LLC (the “Limited Partner”) (collectively, the “Partners” or “Parties”).

WHEREAS, pursuant to the Thirteenth Section of the Agreement, the Agreement may be amended pursuant to an agreement by the General Partner and the Limited Partner; and

WHEREAS, the Parties deem it to be in the best interests of the Partnership and its Partners to amend this Agreement to change the name of the Partnership to RealtyMogul Apartment Growth REIT Operating Partnership, LP;

NOW THEREFORE, the Agreement is hereby amended to change the name of the Partnership to RealtyMogul Apartment Growth REIT Operating Partnership, LP.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

1

In Witness Whereof, the undersigned have executed this Amendment as of the day and year first written above.

General Partner:

RealtyMogul Apartment Growth REIT, Inc., a Maryland corporation

By:	/s/ Saher Hamideh
Name:	Saher Hamideh
Title:	Secretary

Limited Partner:

MR II OP, LLC, a Delaware limited liability company

By:	RealtyMogul Apartment Growth REIT, Inc., a Maryland corporation , its sole member

By:	/s/ Saher Hamideh
Name:	Saher Hamideh
Title:	Secretary

[Signature Page to Limited Partnership Agreement of MogulREIT II Operating Partnership, LP]